N e w s R e l e a s e QUICKSILVER RESOURCES INC. 801 Cherry Street Fort Worth, TX 76102 www.qrinc.com

Quicksilver Resources Announces appointment of new chief financial officer

FORT WORTH, TEXAS (March 29, 2012) – Quicksilver Resources Inc. (NYSE: KWK) announced today that Philip Cook, Quicksilver’s Chief Financial Officer since October 2005, will resign upon the filing of Quicksilver’s Annual Report on Form 10-K, which is expected the week of April 16, 2012, to become the Chief Financial Officer of Samson Resources Corporation.  John C. Regan, Quicksilver’s Vice President, Controller and Chief Accounting Officer, will succeed Mr. Cook as Quicksilver’s Chief Financial Officer.  Mr. Regan will serve as Chief Financial Officer in addition to his current duties which he will retain on an interim basis.

“I am pleased that we have the ability to draw from the talent and experience in our finance team to fill this position and that our Board has approved John to be our new Chief Financial Officer.  Since he started at Quicksilver four and a half years ago, John has been an integral team member and an invaluable partner to the executive leadership team.  I have the utmost confidence in John and his abilities,” said Glenn Darden, Chief Executive Officer.  “I want to thank Phil for his contributions and efforts on behalf of Quicksilver over the past six years, and I wish him the best in the future with his position at Samson.”
Mr. Regan has served as Quicksilver’s Vice President, Controller and Chief Accounting Officer since September 2007.  He also served as Vice President – Chief Accounting Officer of Crestwood Gas Services GP LLC (formerly known as Quicksilver Gas Services GP LLC) from September 2007 to October 2010.  He is a Certified Public Accountant with 20 years of combined public accounting, corporate finance and financial reporting experience.  Mr. Regan joined Quicksilver from Flowserve Corporation where he held various management positions of increasing responsibility from 2002 to 2007, including Vice President of Finance for the Flow Control Division and Director of Financial Reporting.  He was also a senior manager specializing in the energy industry in the audit practice of PricewaterhouseCoopers, where he was employed from 1994 to 2002.

About Quicksilver Resources

Fort Worth, Texas-based Quicksilver Resources is an independent oil and gas company engaged in the exploration, development and acquisition of oil and gas, primarily from unconventional reservoirs including gas from shales, coal beds and tight sands in North America.  The company has U.S. offices in Fort Worth, Texas; Glen Rose, Texas; Steamboat Springs, Colorado and Cut Bank, Montana.  Quicksilver’s Canadian subsidiary, Quicksilver Resources Canada Inc., is headquartered in Calgary, Alberta.  For more information about Quicksilver Resources, visit www.qrinc.com.

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Forward-Looking Statements
The statements in this news release regarding future events, occurrences, circumstances, activities, performance, outcomes and results are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Although these statements reflect the current views, assumptions and expectations of Quicksilver’s management, the matters addressed herein are subject to numerous risks and uncertainties, which could cause actual activities, performance, outcomes and results to differ materially from those indicated.  Factors that could result in such differences or otherwise materially affect Quicksilver’s financial condition, results of operations and cash flows include:  changes in general economic conditions; fluctuations in natural gas, NGL and oil prices; failure or delays in achieving expected production from exploration and development projects; uncertainties inherent in estimates of natural gas, NGLs and oil reserves and predicting natural gas, NGL and  oil reservoir performance; effects of hedging natural gas, NGLs and oil prices; fluctuations in the value of certain of Quicksilver’s assets and liabilities; competitive conditions in Quicksilver’s industry; actions taken or non-performance by third parties, including suppliers, contractors, operators, processors, transporters, customers and counterparties; changes in the availability and cost of capital; delays in obtaining oilfield equipment and increases in drilling and other service costs; delays in construction of transportation pipelines and gathering and treating facilities; operating hazards, natural disasters, weather-related delays, casualty losses and other matters beyond Quicksilver’s control; failure or delays in completing Quicksilver’s proposed master limited partnership financings for certain of its Barnett Shale assets; the effects of existing and future laws and governmental regulations, including environmental and climate change requirements; the effects of existing or future litigation; as well as other factors disclosed in Quicksilver’s filings with the U.S. Securities and Exchange Commission.  The forward-looking statements included in this news release are made only as of the date of this news release, and we undertake no obligation to update any of these forward-looking statements to reflect subsequent events or circumstances except to the extent required by applicable law.

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Investor and Media Contact:
John Hinton
(817) 665-4990

KWK 12-06

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